Exhibit 1.01

Stoneridge, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2015

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2015 is presented for Stoneridge, Inc. and its subsidiaries (collectively, the “Company”) to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Conflict Minerals Rule”). The Conflict Minerals Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Conflict Minerals Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals have been defined as tin, tantalum, tungsten and gold.

If a SEC registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources, it must submit a Form SD which describes the reasonable country of origin inquiry completed by the SEC registrant. If a SEC registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in any of the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the SEC registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody.

1.	COMPANY OVERVIEW

The Company is a global designer and manufacturer of highly engineered electrical and electronic components, modules and systems for the automotive, commercial, motorcycle, off-highway and agricultural vehicle markets. Our products and systems are critical elements in the management of mechanical and electrical systems to improve overall vehicle performance, convenience and monitoring in areas such as emissions control, fuel efficiency, safety, security and infotainment. The Company’s business and products are more fully described on the Company’s public website (www.stoneridge.com).

This report relates to the process undertaken by the Company with respect to its products that were manufactured or contracted to be manufactured during calendar year 2015 that may contain Conflict Minerals. Assessing the commercial vehicle and automotive industry supply chain is a complex, interdependent undertaking. As a result, we rely on our direct suppliers to provide the Company with information about the source of Conflict Minerals contained in their parts/products and their downstream supplier products.

The following is a list of our products for which source of origin information was solicited from our Company’s suppliers regarding Conflict Minerals content or Conflict Minerals use in products, components or parts supplied to the Company:

sensors, switches, valves, actuators, electronic instrument clusters and control units, driver information systems, electrical power and signal distribution products, vehicle security alarms and convenience accessories, vehicle tracking devices, in-vehicle audio and video devices

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2.	determinATIOn oF products likely to contain conflict minerals

The Company has determined that Conflict Minerals necessary to the functionality or production of its products were likely present in some products, components or parts purchased from our suppliers.

3.	REASONABLE COUNTRY OF ORIGIN INQUIRY

The Company does not purchase Conflict Minerals directly from smelters or mines in the Covered Countries, but purchases from suppliers, and therefore is several levels removed from the actual mining and smelting of Conflict Minerals.

After our initial assessment that some supplier parts likely contain Conflict Minerals, we conducted a reasonable country of origin inquiry (“RCOI”) to determine which products, components or parts purchased by the Company contain Conflict Minerals and whether such Conflict Minerals originated in the Covered Countries.

We contacted each of our suppliers (whose products had the potential to contain Conflict Minerals) and asked them to provide information on (1) whether Conflict Minerals were present in the products, components or parts purchased from that supplier, (2) whether the source of the Conflict Minerals was from the Covered Countries and (3) if so, information about the smelters or refiners who directly purchased the Conflict Minerals in their supply chain and specific due diligence measures performed thereon. The tools used to conduct this survey were the Conflict Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”) and the iPoint Conflict Minerals Platform (“iPCMP”).

4.	MANAGEMENT SYSTEMS AND DUE DILIGENCE FRAMEWORK

The Company designed its due diligence framework to conform with the five-step framework provided by The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, an internationally recognized due diligence framework.

A.	Establish Strong Company Management Systems

•	The Company identified a cross functional management team consisting of representatives from Supple Chain management, Legal and Finance to oversee the Conflict Mineral program.

•	The Company has adopted a Conflict Minerals policy, which is available on our website: www.stoneridge.investorpass.com/corporategovernance.

•	The Company distributed communications by way of training/educational materials and/or contract provisions to its supply chain informing suppliers of their obligation for reporting and disclosure of Conflict Minerals.

•	The Company also leveraged the work performed by industry working groups to assist with interpretation and execution to the Dodd-Frank Act and OECD Due Diligence Framework.

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B.	Identify and Assess Risks in Our Supply Chain

•	Based upon the size and complexity of our supply base, the various markets we participate in, and the number of products we provide, we took a supplier centric approach for inquiry based upon the nature of the material supplied and the likelihood of Conflict Mineral content.

•	Because the Company does not purchase Conflict Minerals directly from smelters or mines, the Company relies on our suppliers, whose components may contain Conflict Minerals, to provide us with information about the source of Conflict Minerals contained in the components supplied to us. Some of our direct suppliers are similarly reliant upon information provided by their suppliers.

•	The Company leveraged the CFSI CMRT and iPCMP to conduct our inquiry and gather information for our due diligence efforts.

•	The Company evaluated all supplier responses, with particular emphasis on those with responses identified as high-risk.

C.	Design and Implement a Strategy to Respond to Identified Risks

•	The Company designed a risk mitigation and corrective action plan through which the due diligence activities have been performed.

•	The Company performed periodic management tracking of supplier responses or lack thereof.

•	Unresponsive suppliers or inadequate responses were addressed utilizing follow-up communications.

•	The Company evaluated responses and assessed smelter information provided against the CFSI conflict-free smelters lists.

D.	Perform Independent Third-party Audit of Smelter/Refinery Due Diligence Practices

•	The Company does not have a direct relationship with Conflict Minerals smelters and refiners, and therefore has not performed audits of these entities within its supply chain. However, the Company supports audits conducted by third parties by urging our suppliers to gather information from their suppliers in order to accurately complete the Conflict Minerals Reporting Template.

•	The Company relies upon industry-wide efforts to encourage smelters to be audited and to provide certifications through the CFSI program and tracks which smelters that have been audited via CFSI.

E.	Report Annually on Supply Chain Due Diligence

•	In compliance with SEC rules, as directed by the Dodd-Frank Act, the Company files a Form SD and this Conflict Minerals Report with the SEC by May 31 of each year, covering the period of the prior calendar year.

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5.	RESULTS OF REASONABLE COUNTRY OF ORIGIN INQUIRY EFFORTS

For the calendar 2015, the Company contacted 402 suppliers, some numerous times, to provide RCOI information and received acceptable responses from 76.1% of them.

Based on the information provided by our suppliers, the Company believes the smelters and refiners that may have been used to produce Conflict Minerals in the Company’s products include those listed in Item 7.

6.	STEPS TAKEN TO MITIGATE RISK

The Company will continually work towards a conflict mineral-free supply chain. The Company regularly evaluates its due diligence program. In particular, the Company annually reviews the criteria used to select suppliers for inquiry and engages with our suppliers to identify the Conflict Minerals used within its supply chain, as well as the origin and chain of custody of those Conflict Minerals. The Company will continue to educate and train suppliers and encourage them to adopt their own Conflict Minerals program. The Company will also continue to communicate to its suppliers who have not satisfied our due diligence requests to provide complete and accurate responses and to perform due diligence procedures on their suppliers as well as promote that each of the smelters and refiners within their supply chain be certified. Finally, to the extent any Company supplier is found to be using not-yet-validated smelters and refiners within its supply chain, the Company intends to engage that supplier and re-communicate our requirement for suppliers to commit that parts supplied to the Company shall not be derived from sources that finance or benefit armed groups in the Covered Countries.

7.	SMELTER/REFINER INFORMATION AND COUNTRY OF ORIGIN

We believe that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in our products included the smelters/refiners listed below. The information in this list is an aggregation of data provided by our suppliers and not a confirmation of Conflict Minerals contained in our products.

* Denotes that smelter or refiner has received a “conflict free” designation from an independent third party audit program as of May 26, 2016

Metal		Smelter or Refiner Name	Country
Gold		Advanced Chemical Company	UNITED STATES
Gold		Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold		Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	*	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold		Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	*	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	*	Argor-Heraeus S.A.	SWITZERLAND
Gold	*	Asahi Pretec Corp.	JAPAN
Gold	*	Asahi Refining Canada Ltd.	CANADA
Gold	*	Asahi Refining USA Inc.	UNITED STATES
Gold	*	Asaka Riken Co., Ltd.	JAPAN
Gold	*	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	*	Aurubis AG	GERMANY
Gold	*	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold		Bauer Walser AG	GERMANY
Gold	*	Boliden AB	SWEDEN

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Metal		Smelter or Refiner Name	Country
Gold	*	C. Hafner GmbH + Co. KG	GERMANY
Gold		Caridad	MEXICO
Gold	*	CCR Refinery - Glencore Canada Corporation	CANADA
Gold		Cendres + Métaux S.A.	SWITZERLAND
Gold	*	Chimet S.p.A.	ITALY
Gold		Chugai Mining	JAPAN
Gold		Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold		Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	*	DODUCO GmbH	GERMANY
Gold	*	Dowa	JAPAN
Gold		DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	*	Eco-System Recycling Co., Ltd.	JAPAN
Gold	*	Elemetal Refining, LLC	UNITED STATES
Gold	*	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold		Faggi Enrico S.p.A.	ITALY
Gold		Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold		Geib Refining Corporation	UNITED STATES
Gold		Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold		Guangdong Jinding Gold Limited	CHINA
Gold		Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold		Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	*	Heimerle + Meule GmbH	GERMANY
Gold	*	Heraeus Ltd. Hong Kong	CHINA
Gold	*	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold		Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold		Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold		Inner Mongolia Qiankun Gold & Silver Refinery Share Company Limited	CHINA
Gold	*	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	*	Istanbul Gold Refinery	TURKEY
Gold	*	Japan Mint	JAPAN
Gold	*	Jiangxi Copper Co., Ltd.	CHINA
Gold	*	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	*	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	*	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold		Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold		Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	*	Kazzinc	KAZAKHSTAN
Gold	*	Kennecott Utah Copper LLC	UNITED STATES
Gold		KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	*	Kojima Chemicals Co., Ltd.	JAPAN
Gold		Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold		Kyrgyzaltyn JSC	KYRGYZSTAN
Gold		Lingbao Gold Company Limited	CHINA
Gold		Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	*	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold		Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	*	Materion	UNITED STATES
Gold	*	Matsuda Sangyo Co., Ltd.	JAPAN
Gold		Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	*	Metalor Technologies (Hong Kong) Ltd.	CHINA

5

Metal		Smelter or Refiner Name	Country
Gold	*	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold		Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	*	Metalor Technologies S.A.	SWITZERLAND
Gold	*	Metalor USA Refining Corporation	UNITED STATES
Gold	*	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	*	Mitsubishi Materials Corporation	JAPAN
Gold	*	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	*	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold		Morris and Watson	NEW ZEALAND
Gold	*	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	*	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold		Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	*	Nihon Material Co., Ltd.	JAPAN
Gold	*	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold		Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold		OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant"	RUSSIAN FEDERATION
Gold		OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	*	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	*	PAMP S.A.	SWITZERLAND
Gold		Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	*	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	*	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	*	PX Précinox S.A.	SWITZERLAND
Gold	*	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	*	Republic Metals Corporation	UNITED STATES
Gold	*	Royal Canadian Mint	CANADA
Gold		Sabin Metal Corp.	UNITED STATES
Gold		Samduck Precious Metals	KOREA, REPUBLIC OF
Gold		SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold		SAXONIA Edelmetalle GmbH	GERMANY
Gold	*	Schone Edelmetaal B.V.	NETHERLANDS
Gold	*	SEMPSA Joyería Platería S.A.	SPAIN
Gold		Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	*	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	*	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	*	Singway Technology Co., Ltd.	TAIWAN
Gold		So Accurate Group, Inc.	UNITED STATES
Gold	*	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	*	Solar Applied Materials Technology Corp.	TAIWAN
Gold	*	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	*	T.C.A S.p.A	ITALY
Gold	*	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	*	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	*	Tokuriki Honten Co., Ltd.	JAPAN
Gold		Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold		Torecom	KOREA, REPUBLIC OF
Gold	*	Umicore Brasil Ltda.	BRAZIL
Gold	*	Umicore Precious Metals Thailand	THAILAND
Gold	*	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	*	United Precious Metal Refining, Inc.	UNITED STATES

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Metal		Smelter or Refiner Name	Country
Gold	*	Valcambi S.A.	SWITZERLAND
Gold	*	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	*	WIELAND Edelmetalle GmbH	GERMANY
Gold		Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold		Yokohama Metal Co., Ltd.	JAPAN
Gold		Yunnan Copper Industry Co., Ltd.	CHINA
Gold	*	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	*	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA

Tantalum	*	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	*	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	*	D Block Metals, LLC	UNITED STATES
Tantalum	*	Duoluoshan	CHINA
Tantalum	*	Exotech Inc.	UNITED STATES
Tantalum	*	F&X Electro-Materials Ltd.	CHINA
Tantalum	*	FIR Metals & Resource Ltd.	CHINA
Tantalum	*	Global Advanced Metals Aizu	JAPAN
Tantalum	*	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	*	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	*	H.C. Starck Co., Ltd.	THAILAND
Tantalum	*	H.C. Starck GmbH Goslar	GERMANY
Tantalum	*	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	*	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	*	H.C. Starck Inc.	UNITED STATES
Tantalum	*	H.C. Starck Ltd.	JAPAN
Tantalum	*	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	*	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	*	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	*	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	*	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	*	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	*	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	*	KEMET Blue Metals	MEXICO
Tantalum	*	KEMET Blue Powder	UNITED STATES
Tantalum	*	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	*	LSM Brasil S.A.	BRAZIL
Tantalum	*	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	*	Mineração Taboca S.A.	BRAZIL
Tantalum	*	Mitsui Mining & Smelting	JAPAN
Tantalum	*	Molycorp Silmet A.S.	ESTONIA
Tantalum	*	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	*	Plansee SE Liezen	AUSTRIA
Tantalum	*	Plansee SE Reutte	AUSTRIA
Tantalum	*	QuantumClean	UNITED STATES
Tantalum	*	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	*	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	*	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	*	Taki Chemicals	JAPAN
Tantalum	*	Telex Metals	UNITED STATES
Tantalum	*	Tranzact, Inc.	UNITED STATES

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Metal		Smelter or Refiner Name	Country
Tantalum	*	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	*	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	*	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	*	Zhuzhou Cemented Carbide	CHINA

Tin		Alpha	UNITED STATES
Tin		An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin		Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	*	China Tin Group Co., Ltd.	CHINA
Tin		CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	*	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	*	CV Ayi Jaya	INDONESIA
Tin		CV Dua Sekawan	INDONESIA
Tin	*	CV Gita Pesona	INDONESIA
Tin	*	CV Serumpun Sebalai	INDONESIA
Tin	*	CV United Smelting	INDONESIA
Tin	*	CV Venus Inti Perkasa	INDONESIA
Tin	*	Dowa	JAPAN
Tin		Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	*	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	*	EM Vinto	BOLIVIA
Tin		Estanho de Rondônia S.A.	BRAZIL
Tin	*	Feinhütte Halsbrücke GmbH	GERMANY
Tin	*	Fenix Metals	POLAND
Tin		Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	*	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin		Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin		Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin		HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin		Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	*	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin		Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	*	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	*	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	*	Melt Metais e Ligas S.A.	BRAZIL
Tin		Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	*	Metallic Resources, Inc.	UNITED STATES
Tin	*	Metallo-Chimique N.V.	BELGIUM
Tin	*	Mineração Taboca S.A.	BRAZIL
Tin	*	Minsur	PERU
Tin	*	Mitsubishi Materials Corporation	JAPAN
Tin		Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin		Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin		Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	*	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	*	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	*	Operaciones Metalurgical S.A.	BOLIVIA
Tin		Phoenix Metal Ltd.	RWANDA
Tin		PT Alam Lestari Kencana	INDONESIA
Tin	*	PT Aries Kencana Sejahtera	INDONESIA

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Metal		Smelter or Refiner Name	Country
Tin	*	PT Artha Cipta Langgeng	INDONESIA
Tin	*	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	*	PT Babel Inti Perkasa	INDONESIA
Tin		PT Bangka Kudai Tin	INDONESIA
Tin	*	PT Bangka Prima Tin	INDONESIA
Tin		PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	*	PT Bangka Tin Industry	INDONESIA
Tin	*	PT Belitung Industri Sejahtera	INDONESIA
Tin	*	PT BilliTin Makmur Lestari	INDONESIA
Tin	*	PT Bukit Timah	INDONESIA
Tin	*	PT Cipta Persada Mulia	INDONESIA
Tin	*	PT DS Jaya Abadi	INDONESIA
Tin	*	PT Eunindo Usaha Mandiri	INDONESIA
Tin		PT Fang Di MulTindo	INDONESIA
Tin	*	PT Inti Stania Prima	INDONESIA
Tin	*	PT Justindo	INDONESIA
Tin		PT Karimun Mining	INDONESIA
Tin	*	PT Mitra Stania Prima	INDONESIA
Tin	*	PT Panca Mega Persada	INDONESIA
Tin		PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	*	PT Prima Timah Utama	INDONESIA
Tin	*	PT Refined Bangka Tin	INDONESIA
Tin	*	PT Sariwiguna Binasentosa	INDONESIA
Tin		PT Seirama Tin Investment	INDONESIA
Tin	*	PT Stanindo Inti Perkasa	INDONESIA
Tin	*	PT Sukses Inti Makmur	INDONESIA
Tin	*	PT Sumber Jaya Indah	INDONESIA
Tin	*	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	*	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	*	PT Tinindo Inter Nusa	INDONESIA
Tin		PT Tirus Putra Mandiri	INDONESIA
Tin	*	PT Tommy Utama	INDONESIA
Tin	*	PT Wahana Perkit Jaya	INDONESIA
Tin	*	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	*	Rui Da Hung	TAIWAN
Tin	*	Soft Metais Ltda.	BRAZIL
Tin	*	Thaisarco	THAILAND
Tin		Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	*	VQB Mineral and Trading Group JSC	VIET NAM
Tin	*	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin		Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	*	Yunnan Tin Group (Holding) Company Limited	CHINA

Tungsten	*	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	*	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	*	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	*	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten		Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten		Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	*	Fujian Jinxin Tungsten Co., Ltd.	CHINA

9

Metal		Smelter or Refiner Name	Country
Tungsten		Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	*	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	*	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten		Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	*	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	*	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	*	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	*	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	*	H.C. Starck GmbH	GERMANY
Tungsten	*	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	*	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten		Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten		Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	*	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	*	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	*	Japan New Metals Co., Ltd.	JAPAN
Tungsten		Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	*	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	*	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten		Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten		Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	*	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten		Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten		Kennametal Fallon	UNITED STATES
Tungsten	*	Kennametal Huntsville	UNITED STATES
Tungsten	*	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	*	Niagara Refining LLC	UNITED STATES
Tungsten	*	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten		Pobedit, JSC	RUSSIAN FEDERATION
Tungsten		Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	*	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	*	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	*	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	*	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	*	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

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